 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-276450
PROSPECTUS SUPPLEMENT
(To prospectus dated January 10, 2024)
AZZ Inc.
Common Stock
AZZ Inc. is offering 4,000,000 shares of its common stock.
Our common stock is listed on The New York Stock Exchange under the symbol “AZZ.” The last reported sale price of our common stock on New York Stock Exchange on April 25, 2024 was $73.24 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as those contained in the accompanying prospectus and in the documents incorporated by reference herein.
	Per Share	Total
Public offering price	$70.00	$280,000,000
Underwriting discounts and commissions(1)	$2.80	$11,200,000
Proceeds, before expenses, to us	$67.20	$268,800,000

(1)
See “Underwriting” beginning on page S-13 of this prospectus supplement.

We have granted the underwriters an option to purchase up to an additional 600,000 shares of our common stock at the public offering price less the underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock to investors on or about April 30, 2024.
Evercore ISI	Jefferies
Baird	Wells Fargo Securities	Wolfe | Nomura Alliance
B. Riley Securities	Roth Capital Partners	Sidoti & Company, LLC
The date of this prospectus supplement is April 26, 2024.

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

PROSPECTUS SUPPLEMENT
PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of our shares of common stock and also adds and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus dated January 10, 2024, which is part of our Registration Statement on Form S-3ASR (File No. 333-276450), gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus.
It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus. We and the underwriters may also provide other information relating to an offering, which we refer to as “other offering material.”
We have not authorized anyone to provide you with any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement. See “Underwriting.” The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters, to subscribe to or purchase any of the shares of common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”
Unless otherwise stated or the context otherwise requires, as used in this prospectus supplement, references to “AZZ Inc.,” “Company,” “us,” “we” or “our” mean AZZ Inc. and its consolidated subsidiaries. When we refer to “you” in this prospectus supplement, we mean all purchasers of shares of our common stock being offered by this prospectus supplement and the accompanying prospectus, whether they are the holders or only indirect owners of those securities.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts included in this prospectus supplement and the accompanying prospectus and the information incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the information incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends that we believe may affect our business, financial condition, results of operations, and prospects, in each case as of the time we made such forward-looking statement. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. We have included important factors in cautionary statements included in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein, particularly under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate herein by reference. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and in the “Risk Factor Summary” and “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, as updated by our subsequent filings with the Securities and Exchange Commission, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, before making an investment decision.
Overview
We are a provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets in North America. We have three distinct operating segments: the AZZ Metal Coatings segment, the AZZ Precoat Metals segment, and the AZZ Infrastructure Solutions segment. The Company’s AZZ Metal Coatings segment is a leading provider of metal finishing solutions for corrosion protection, including hot-dip galvanizing, spin galvanizing, powder coating, anodizing and plating to the North American steel fabrication and other industries. The AZZ Precoat Metals segment provides aesthetic and corrosion protective coatings and related value-added services for steel and aluminum coil, primarily serving the construction; appliance; heating, ventilation, and air conditioning (HVAC); container; transportation and other end markets in North America. The AZZ Infrastructure Solutions segment consists of our 40% interest in AIS Investment Holdings LLC (the “AVAIL JV”). AIS Investment Holdings LLC is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in markets worldwide, and other less significant infrastructure businesses. AIS Investment Holdings LLC was wholly-owned by the Company until September 30, 2022, when AZZ contributed its AZZ Infrastructure Solutions segment, excluding AZZ Crowley Tubing, to the AVAIL JV and sold a 60% interest in the AVAIL JV to Fernweh Group LLC (“Fernweh”).
Our Corporate Information
AZZ Inc. was organized as a business corporation under the laws of Texas in 1956. Our principal executive offices are located at One Museum Place, Suite 500, 3100 West 7th Street, Fort Worth, Texas, and our telephone number is (817) 810-0095.
Our website address is www.azz.com. We have included our website address in this prospectus supplement as an inactive textual reference only. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

THE OFFERING
Common Stock Offered by Us
4,000,000 shares (or 4,600,000 shares if the underwriters exercise their option to purchase additional shares in full).
Common Stock to be Outstanding After this Offering
29,102,000 shares (29,702,000 shares if the underwriters exercise their option to purchase additional shares in full).
Option to Purchase Additional Shares
We have granted the underwriters an option for a period of 30 days to purchase up to 600,000 additional shares of our common stock.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be $268,400,000 million (or $308,720,000 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds to us from this offering, along with borrowing under our revolving credit facility, to redeem all outstanding shares of Series A Convertible Preferred Stock. See “Use of Proceeds” for more information.
Risk Factors
See “Risk Factors” beginning on page S-5 and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
The New York Stock Exchange Symbol
“AZZ”
The number of shares of our common stock to be outstanding after this offering is based on the 25,102,000 shares of our common stock outstanding as of February 29, 2024. The number of shares of our common stock to be outstanding after this offering excludes:
•
167,978 shares of common stock issuable upon vesting of performance share unit awards outstanding as of February 29, 2024;

•
230,586 shares of common stock issuable upon vesting of restricted stock unit awards outstanding as of February 29, 2024;

•
1,082,299 shares of common stock reserved as of February 29, 2024 for future issuance under our 2018 Employee Stock Purchase Plan; and

•
1,434,472 shares of common stock reserved as of February 29, 2024 for future issuance under our 2023 Long Term Incentive Plan.

Unless otherwise indicated, this prospectus supplement reflects and assumes:
•
no vesting of outstanding share awards described above; and

•
no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the sections captioned “Risk Factor Summary” and “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as updated by our subsequent filings with the Securities and Exchange Commission, which are incorporated by reference herein in their entirety, together with the other information in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein, and in any free writing prospectus that we authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.
Risks Related to This Offering
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The market price and trading volume of our common stock may be volatile.
The market price of our stock may be influenced by many factors, some of which are beyond our control, including the following:
•
the inability to meet the financial estimates of analysts who follow our common stock;

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strategic actions by us or our competitors;

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announcements by us or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

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variations in our quarterly operating results and those of our competitors;

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general economic and stock market conditions;

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risks relating to our business and our industry, including those discussed above;

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changes in conditions or trends in our industry, markets or customers;

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cyber-attacks, terrorist acts or armed hostilities;

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future sales of our common stock or other securities;

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repurchases of our outstanding shares;

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material weaknesses in our internal control over financial reporting; and

•
investor perceptions of the investment opportunity associated with our Company relative to other investment alternatives.

These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be $268,400,000 million, or $308,720,000 million if the underwriters exercise their option to purchase additional shares in full after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds to us from this offering, along with borrowing under our revolving credit facility, to redeem all outstanding shares of Series A Convertible Preferred Stock in the amount of $308.9 million.

DIVIDEND POLICY
The payment of dividends on common shares is within the discretion of our Board and is dependent on our earnings, capital requirements, operating and financial condition and other factors. We have a history of paying dividends on common shares on a quarterly basis. Dividends paid totaled $16.9 million, $16.9 million, and $17.0 million, for each of fiscal years 2024, 2023, and 2022, respectively. Under our credit agreement, we may make dividend payments in an aggregate amount per annum not to exceed 6.0% of market capitalization, so long as no default or event of default shall have occurred and be continuing or would result therefrom. We can make dividend payments under other provisions of the credit agreement as well, subject to the tests and restrictions outlined therein. Any future dividends payments will be reviewed each quarter and declared by the Board of Directors at its discretion.
The 6.0% Series A Convertible Preferred Stock accumulates a 6.0% dividend per annum. Dividends are payable in cash or in kind, by accreting and increasing the Series A Base Amount (“PIK Dividends”). Dividends are payable on the sum of (i) the Series A Base Amount plus (ii) any PIK Dividends. Dividends are accrued daily and paid quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year. Following the calendar quarter ending June 30, 2027, we may not elect PIK Dividends and dividends on the Series A Convertible Preferred Stock must be paid in cash. The dividend will increase annually by one percentage point, beginning with the dividend payable for the calendar quarter ending September 30, 2028. We currently have paid and intend to pay such dividends in cash when due.

CAPITALIZATION
The following table sets forth our cash, cash equivalents, marketable securities and capitalization as of February 29, 2024, as follows:
•
on an “actual basis”;

•
on an as “adjusted basis” to give effect to our issuance and sale of 4,000,000 shares of common stock in this offering at the public offering price of $70.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

•
on an as “further adjusted basis” to give effect to the redemption of the Series A Convertible Preferred Stock.

You should read the following table together with our consolidated financial statements and the related notes to those statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended February 29, 2024 which is incorporated by reference into this prospectus supplement.
	As of February 29, 2024
	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
	(in thousands, except share data)
Cash and cash equivalents	$4,349	$272,749	$4,349
Long-term debt, net	952,742	952,742	993,262
Lease liability, long-term	17,827	17,827	17,827
Mezzanine Equity:
Series A Convertible Preferred Stock, par value $1 per share; 240,000 shares authorized, 240,000 shares issued and outstanding	233,722	233,722	—
Stockholders’ Equity:
Common Stock, $1 par value; 100,000,000 shares authorized; 25,102,000 shares issued and outstanding at February 29, 2024.	25,102	29,102	29,102
Capital in excess of par value	103,330	367,730	367,730
Retained earnings	576,231	576,231	501,033
Accumulated other comprehensive loss	(3,894)	(3,894)	(3,894)
Total capitalization	$1,909,409	$2,446,209	$1,909,409
The table above does not include:
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167,978 shares of common stock issuable upon vesting of performance share unit awards outstanding as of February 29, 2024;

•
230,586 shares of common stock issuable upon vesting of restricted stock unit awards outstanding as of February 29, 2024;

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1,082,299 shares of common stock reserved as of February 29, 2024 for future issuance under our 2018 Employee Stock Purchase Plan; and

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1,434,472 shares of common stock reserved as of February 29, 2024 for future issuance under our 2023 Long Term Incentive Plan.

MATERIAL U.S. TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of material U.S. federal income tax considerations relating to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases shares of our common stock in this offering.
This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, we have not sought and do not plan to seek any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to statements made and the conclusions reached herein, and there can be no assurance that the IRS or a court would agree with such statements and conclusions if challenged.
This summary applies only to a non-U.S. holder that holds our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). This summary does not address all aspects of U.S. federal income taxes that may be relevant to non-U.S. holders in light of their personal circumstances, and does not address the Medicare tax on certain investment income, the alternative minimum tax, the excise tax on certain share repurchases, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties or any federal taxes other than U.S. federal income taxes. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

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tax-exempt organizations or governmental organizations;

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financial institutions;

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dealers or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise compensation;

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regulated investment companies or real estate investment trusts;

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pension plans;

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retirement plans;

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controlled foreign corporations;

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passive foreign investment companies;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

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certain U.S. expatriates, former citizens or long-term residents of the United States; and

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partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or holders of interests therein.

A partner in a partnership or other pass-through entity that will hold our common stock should consult their own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.
If you are considering the purchase of our common stock, you should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under U.S. tax laws other than the federal income tax law or under the laws of any U.S. state and local, foreign or other taxing jurisdiction.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions on our common stock
Distributions of cash or other property generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the amount of a distribution paid on our common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of such holder’s adjusted tax basis in each such share, and thereafter as capital gain from a sale or other disposition of such share of common stock, which is subject to tax as described below under the heading “— Gain on disposition of our common stock.” Such holder’s adjusted tax basis following the distribution will generally be the purchase price of such shares, reduced by the amount of any such tax-free return of capital.
Subject to backup withholding requirements, the withholding requirements under FATCA (as defined below) and the treatment of effectively connected dividends, each of which is discussed below, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If a non-U.S. holder wishes to claim the benefit of an applicable treaty rate to avoid or reduce withholding of U.S. federal income tax for dividends, then such non-U.S. holder must provide the withholding agent with a properly completed IRS Form W-8BEN or IRS form W-8BEN-E (or other applicable or successor form) and certify under penalties of perjury that such non-U.S. holder is not a U.S. person and is eligible for such treaty benefits. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If the non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment or fixed base maintained within the United States are subject to U.S. federal income tax on a net income basis at the rates and in the manner generally applicable to U.S. persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Gain on disposition of our common stock
Subject to backup withholding requirements and the withholding requirements under FATCA, each of which is discussed below, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or other taxable disposition of our common stock, unless:

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the gain (1) is effectively connected with a trade or business such non-U.S. holder conducts in the United States, and, (2) in cases in which certain tax treaties apply, is attributable to a United States permanent establishment or fixed base maintained by such non-U.S. holder in the United States (in which case the special rules described below apply);

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if the non-U.S. holder is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

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we are or have been during a specified testing period a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes, and certain other conditions are met.

We believe that we have not been and are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. In general, we would be a USRPHC if the value of our interests in U.S. real property comprised at least half of the value of our business assets and our U.S. and non-U.S. real property interests. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury regulations, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. If we were to become a USRPHC and our common stock were not considered to be “regularly traded on an established securities market” during the calendar year in which the relevant disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.
If any gain from the sale, exchange or other taxable disposition of our common stock, (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to a “branch profits tax.” The branch profits tax rate is equal to 30%, as adjusted for certain items, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.
Information Reporting and Backup Withholding
We must report annually to the IRS and to you the amount of dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. The IRS may make this information available to the tax authorities in the country in which you are resident.
In addition, a non-U.S. holder may be subject to information reporting requirements and backup withholding tax (currently at a rate of 24%) with respect to dividends paid on, and the proceeds from the disposition of, shares of our common stock, unless, generally, such non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 that such non-U.S. holder is not a U.S. person or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.
FATCA
Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a withholding tax at a rate of 30% on dividends on our common stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Additionally, although FATCA withholding may also apply to gross proceeds of a disposition of our common stock, proposed regulations, which taxpayers are permitted to rely on until final regulations are issued, eliminate withholding on such gross proceeds. The withholding provisions under FATCA generally apply to dividends on our common stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.
THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement between us and Evercore Group L.L.C. and Jefferies LLC, as the representatives of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed opposite its name below.
Underwriter	Number of Shares
Evercore Group L.L.C.	1,355,357
Jefferies LLC	1,232,143
Robert W. Baird & Co. Incorporated	428,676
Wells Fargo Securities, LLC	328,125
Nomura Securities International, Inc.	222,132
WR Securities, LLC	11,692
B. Riley Securities, Inc.	140,625
Roth Capital Partners, LLC	140,625
Sidoti & Company, LLC	140,625
Total	4,000,000
The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
The underwriters may offer and sell the shares of common stock through certain of their affiliates or other registered broker-dealers or selling agents. “Wolfe | Nomura Alliance” is the marketing name used by Wolfe Research Securities and Nomura Securities International, Inc. in connection with certain equity capital markets activities conducted jointly by the firms. Both Nomura Securities International, Inc. and WR Securities, LLC are serving as underwriters in the offering described herein. In addition, WR Securities, LLC and certain of its affiliates may provide sales support services, investor feedback, investor education, and/or other independent equity research services in connection with this offering.
Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to 600,000 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
Discounts, Commissions and Expenses
The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $1.68 per share of common stock. After the offering, if all of the shares of common stock are not sold at the public offering price, the public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover of this prospectus supplement.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters in connection with this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:
	Per Share	Total Without Option Exercise	Total With Full Option Exercise
Public offering price	$70.00	$280,000,000	$322,000,000
Underwriting discounts and commissions	$2.80	$11,200,000	$12,880,000
Proceeds, before expenses, to us	$67.20	$268,800,000	$309,120,000
We estimate that the total fees and expenses payable by us in connection with this offering, excluding underwriting discounts and commissions referred to above, will be approximately $ 400,000. We have also agreed to reimburse the underwriters for certain expenses incurred by them in connection with the offering, in an amount not to exceed $50,000.
Indemnification of Underwriters
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “AZZ.”
No Sales of Similar Securities
We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering, selling, contracting to sell, granting any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending or otherwise transferring or disposing of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or other capital stock for a period of at least 90 days following the date of this prospectus supplement in our case and 60 days after the date of this prospectus supplement in the case of our directors and certain of our executive officers, without the prior written consent of Evercore Group L.L.C. and Jefferies LLC, in each case subject to customary exceptions.
The lock-up agreements do not prohibit our directors and executive officers from transferring shares of our common stock (i) for bona fide gifts, (ii) to any trust for the direct or indirect benefit of the signatory or the immediate family of the signatory, (iii) as a distribution to members, limited partners or stockholders of the signatory, or (iv) to the signatory’s affiliates or to any investment fund or other entity controlled or managed by the signatory. The lock-up provisions do not prohibit us from selling shares to the underwriters pursuant to the underwriting agreement, or from granting options to acquire securities under any existing employee benefit plans, non-employee director stock plan or dividend reinvestment plan, or from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.
Stabilization
In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the number of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the number of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on each underwriter’s or its affiliates’ websites and any information contained in any other website maintained by any of the underwriters or an affiliate is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Non-U.S. Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common stock shall require the issuer or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the manager that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.
United Kingdom
In relation to the United Kingdom (“UK”), no common stock have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA (as defined below), except that offers of common stock may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)
at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of common stock shall require the issuer or any manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the manager that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the FSMA (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.
Germany
Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (WertpapierVerkaufsprospektgesetz), or the “Act,” of the Federal Republic of Germany has been or will be published with respect to our common stock. In particular, the underwriters have represented that they have not engaged and have agreed that they will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.
Hong Kong
The shares of common stock have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and no advertisement, invitation or document relating to the shares have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.
Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 — 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 — 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 — 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 — 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728 — 1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 — 1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 — 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 — 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the “SFA”) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed for or acquired under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018, or CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.
Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the shares of common stock.
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.

United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates, or the “UAE, Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or DFSA, a regulatory authority of the Dubai International Financial Centre, or DIFC. The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones.
The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.
France
This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).
This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers, or the AMF, for approval in France and accordingly may not and will not be distributed to the public in France.
Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
1.
the transaction does not require a prospectus to be submitted for approval to the AMF;

2.
persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.
the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.
All defined terms used herein shall be consistent with the defined terms in such Act referenced herein.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Baker & McKenzie LLP, Dallas, Texas. Davis Polk & Wardwell LLP, New York, New York, is acting as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.azz.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
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Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the Commission on April 22, 2024;

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the portions of our Definitive Proxy Statement Pursuant to Section 14(a) of the Exchange Act filed with the SEC on May 30, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 28, 2023;

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Current Reports on Form 8-K filed with the Commission on March 20, 2024, March 27, 2024 and April 4, 2024; and

•
the description of our common stock contained in our Registration Statement on Form 8-A Registration Statement filed with the Commission on February 24, 1997 (File No. 001-12777), pursuant to Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description, including without limitation, the description of our common stock contained in the Description Securities Registered Pursuant to Section 12 of the Exchange Act filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended February 29, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
AZZ Inc.
Attn: Tara D. Mackey
Chief Legal Officer and Secretary
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(817) 810-0095

PROSPECTUS
AZZ Inc.
COMMON STOCK
DEBT SECURITIES
WARRANTS
STOCK PURCHASE CONTRACTS

We may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:
•
shares of common stock;

•
senior and/or subordinated debt securities;

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warrants to purchase common stock or debt securities; and

•
stock purchase contracts to purchase common stock, either separately or in units with the debt securities described below or U.S. Treasury securities.

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the offering. These securities may also be offered and sold by one or more selling security holders to be identified in the future.
Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 20 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “AZZ.”
Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” on page 2 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 10, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the common stock, debt securities and warrants, we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.
In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.
This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.
Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Where You Can Find More Information.”
You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.
Unless the context indicates otherwise, references to “AZZ,” the “Company,” “we,” “us” and “our” in this prospectus refer to AZZ Inc., a Texas corporation.References to “securities” refer collectively to the common stock, debt securities and warrants registered hereunder.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed herein under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks under Item 1A of Part I incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of AZZ’s securities could decline, and you could lose all or part of your investment. See the sections of this prospectus entitled “Where You Can Find More Information”. Additionally, the risks and uncertainties incorporated by reference in this prospectus, or any prospectus supplement are not the only risks and uncertainties that AZZ will encounter. Additional risks and uncertainties not presently known to the AZZ management team or that we currently believe to be immaterial may become material and adversely affect our business in the future.

FORWARD-LOOKING STATEMENTS
Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. You can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expects,” “plans,” “will,” “might,” “would,” “projects,” “currently,” “intends,” “outlook,” “forecasts,” “targets,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results.
Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, changes in customer demand for our products and services, including demand by the construction markets, the industrial markets, and the metal coatings markets. We could also experience additional increases in labor costs, components and raw materials including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; an increase in our debt leverage and/or interest rates on our debt, of which a significant portion is tied to variable interest rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions; and other matters set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, many of which risks are beyond our control.
All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. AZZ undertakes no obligation, and expressly disclaims any such obligation, to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.
Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, the date of the accompanying prospectus supplement or, in the case of documents incorporated by reference, the date of those documents.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at www.azz.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended February 28, 2023, filed with the SEC on April 25, 2023;

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our Quarterly Reports on Form 10-Q for the quarters ended May 31, 2023, August 31, 2023, and November 30, 2023, filed with the SEC on October 10, 2023, July 7, 2023 and January 9, 2024, respectively;

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our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on May 16, 2022, July 29, 2022, June 9, 2023, July 11, 2023, August 17, 2023 and December 21, 2023;

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the portions of our Definitive Proxy Statement Pursuant to Section 14(a) of the Exchange Act filed with the SEC on May 30, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 28, 2023; and

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the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on April 25, 2023, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
AZZ Inc.
Attention: Legal Department
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(817) 810-0095
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference into such documents or you specifically request them.
We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

AZZ INC.
AZZ Inc. was established in 1956 and incorporated under the laws of the state of Texas. We are a provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets in North America. We have three distinct operating segments: the AZZ Metal Coatings segment, the AZZ Precoat Metals segment, and the AZZ Infrastructure Solutions segment. The Company’s AZZ Metal Coatings segment is a leading provider of metal finishing solutions for corrosion protection, including hot-dip galvanizing, spin galvanizing, powder coating, anodizing and plating to the North American steel fabrication and other industries. The AZZ Precoat Metals segment provides aesthetic and corrosion protective coatings and related value-added services for steel and aluminum coil, primarily serving the construction; appliance; heating, ventilation, and air conditioning (HVAC); container; transportation and other end markets in North America. The AZZ Infrastructure Solutions segment consists of the Company’s 40% interest in AIS Investment Holdings LLC (the “AVAIL JV”). AIS Investment Holdings LLC is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in markets worldwide. AIS Investment Holdings LLC was wholly-owned by the Company until September 30, 2022, when AZZ contributed its’ AZZ Infrastructure Solutions segment, excluding AZZ Crowley Tubing and excluding certain receivables retained by AZZ (“AIS”), to the AVAIL JV and sold a 60% interest in the AVAIL JV to Fernweh Group LLC (“Fernweh”).
Our principal executive offices are located at One Museum Place, Suite 500, 3100 West 7th Street Fort Worth, Texas, and our telephone number is (817) 810-0095.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain provisions of the Company securities does not purport to be complete and is subject to the Amended and Restated Certificate of Formation (the “Certificate of Formation”) and the Amended and Restated Bylaws (the “Bylaws”), which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Texas Business Organizations Code (“TBOC”), as applicable.
Authorized Capitalization
The total amount of our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share (“common stock”) and 240,000 shares of Series A preferred stock, par value $1.00 per share (the “Series A preferred stock”). As of January 5, 2024, 25,101,828 shares of the registrant’s common stock and 240,000 shares of Series A convertible preferred stock were issued and outstanding.
Common Stock
Voting rights.   Each holder of AZZ common stock will be entitled to one (1) vote for each share of AZZ common stock held of record by such holder, regardless of class. The holders of shares of AZZ common stock will not have cumulative voting rights. Except as otherwise required in the Certificate of Formation or by applicable law, the holders of common stock and Series A preferred stock will vote together as a single class on all matters on which stockholders are generally entitled to vote.
Dividend rights.   Subject to any other provisions of the Certificate of Formation, as it may be amended from time to time, dividends may be declared by the Company’s Board of Directors (the “Board of Directors”) at any regular or special meeting and may be paid in cash, in property, or in shares of the Company. Any declaration of dividends shall be at the discretion of the Board of Directors.
Liquidation rights.   Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive our remaining assets available for distribution.
No Preemptive, Subscription, or Conversion Rights; No Redemption or Sinking Fund Provisions.   Holders of shares of our common stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
Listing.   Currently, our common stock is listed on the NYSE under the ticker symbol “AZZ”.
Series A Preferred Stock
Ranking and Liquidation Preference.   The Series A preferred stock ranks senior to AZZ’s common stock, including with respect to both income and capital, but it will be considered junior to the Company’s indebtedness. The Series A preferred stock has a liquidation preference equal to the greater of (i) the Original Purchase Price (as defined below) plus accrued but unpaid dividends and (ii) the amount that would have been received had the shares of Series A preferred stock been converted immediately prior to liquidation (or other event giving rise to the payment).
Dividend rights.   Holders of Series A preferred stock are entitled to receive dividends at a rate of 6.0% per annum of the then applicable Series A Base Amount (defined as the sum of (i) $1,000 per share of Series A preferred stock (the “Original Purchase Price”) plus (ii) all PIK Dividends (as defined below) that have been paid with respect to such share as of such date), payable in cash or, at the Company’s election, in kind by accreting and increasing the then-applicable Series A Base Amount (the “PIK Dividend”), accruing daily and paid quarterly in arrears; provided that, following the calendar quarter ending June 30, 2027, the Company may not elect PIK Dividends and dividends on the Series A preferred stock must be paid in cash. The dividend will increase annually beginning with the dividend payable for the calendar quarter ending September 30, 2028 by one percentage point.
Holders of Series A preferred stock may participate equally and ratably with the holders of common stock in any dividends paid on common stock when, as and if declared by the Board of Directors as if such shares of Series A preferred stock had been converted to shares of common stock immediately prior to the record date for the payment of such dividend.
Conversion rights.   Subject to a minimum conversion threshold of 1,000 shares of Series A preferred stock per conversion and customary anti-dilution and dividend adjustments, the Series A preferred stock is convertible by the holder at any time into shares of common stock based on the Series A Base Amount at a price per share of common stock (the “Conversion Price”) equal to a 25% premium to the volume-weighted average price of the common stock over the trailing 30 trading days prior to the issuance date of the Series A preferred stock.
In addition, following the second anniversary of the issuance date of the Series A preferred stock, the Company is entitled to provide holders of Series A preferred stock with notice of a mandatory conversion of a portion of the Series A preferred stock (which may not exceed 25% of the amount of Series A preferred stock issued in any single quarter) at the Conversion Price if the closing price of common stock exceeds 185% of the Conversion Price for 20 consecutive trading days prior to the date of such notice and if an effective shelf registration statement covering resales of the converted common stock is in place.
Fundamental Changes.   If the Company undergoes a change of control, bankruptcy, insolvency, liquidation or de-listing of common stock (each, a “Fundamental Change Event”), holders of Series A preferred stock may elect to (i) receive the as-converted value of common stock at the then-current Conversion Price, (ii) require the Company to redeem the Series A preferred stock in cash for the Redemption Amount (as defined below) or (iii) if a non-cash change of control, retain their shares of Series A preferred stock.
Redemption rights.   The Company has the right to redeem the Series A preferred stock at a price equal to the greater of (i) the Original Purchase Price per share plus accrued but unpaid dividends and (ii) the Original Purchase Price per share multiplied by the Return Factor (such greater amount, the “Redemption Amount”). The “Return Factor” is equal to 1.4 during the first two years after the issuance date of the Series A preferred stock and, in each of the three years thereafter, will increase by 0.15 and, in each year after the first five years after the issuance date, such amount will increase by 0.20, and the “Return Factor” will also be subject to additional increases under certain circumstances. Notwithstanding the foregoing, in each case, holders of Series A preferred stock will have the right to convert the Series A preferred stock into common stock prior to any redemption.
Voting rights.   Holders of Series A preferred stock will be entitled to a number of votes on all matters presented to holders of voting capital stock of the Company equal to the number of shares of common stock then issuable upon conversion of such holders’ Series A preferred stock.
The vote or consent of the holders of at least a majority of the outstanding shares of Series A preferred stock will be required for certain actions, including:
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issuances by the Company of equity securities that are senior to, or equal in priority with, the Series A preferred stock, including any additional shares of Series A preferred stock;

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incurrence of any additional indebtedness (including refinancings of existing indebtedness) by the Company unless the Company’s ratio of net debt to EBITDA does not exceed 5.5x;

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refinancings of the Company’s credit agreement, subject to certain exceptions;

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dividends or distributions upon, or redemptions of, shares of common stock unless the Company’s ratio of net debt to EBITDA does not exceed 5.5x;

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any acquisition, investment, sale, disposition or similar transaction (whether of an entity, business, equity interests or assets) that has total consideration (including assumption of liabilities) of at least $250 million (or, when the Company’s market capitalization is $2 billion or greater, has total consideration (including assumption of liabilities) of at least $500 million) (a “Material Transaction”);

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amendments to the Company’s organizational documents that would have an adverse effect on the holders of Series A preferred stock;

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any affiliate transaction except those on arms’-length terms; and

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any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting of common stock.

Miscellaneous.   The holders of Series A preferred stock will also have customary information and preemptive rights, and the Series A preferred stock will be subject to customary anti-dilution provisions. The Series A preferred stock and all shares of common stock issuable upon conversion of the Series A preferred stock will have customary demand and piggyback registration rights pursuant to the Registration Rights Agreement.
Holders of Series A preferred stock will also be prohibited from transferring shares of Series A preferred stock to any competitor of the Company or activist investors, subject to certain exceptions.
Except as set forth under “Voting Rights,” as noted above, there is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.
Anti-Takeover Effects of Our Certificate of Formation and Our Bylaws and Certain Provisions of Texas Law
SEC rules require disclosure of the possible anti-takeover effects of provisions of the Company’s charter or Bylaws that could have an anti-takeover effect. Our Certificate of Formation and Bylaws and certain provisions of the TBOC may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder would consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares held by stockholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of us to negotiate first with the Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.
In connection with certain fundamental changes with respect to the Company, including a change of control, holders of Series A preferred stock would have the right to (i) receive the as-converted value of the Company’s common stock at the then-current conversion price, (ii) require the Company to redeem the Series A preferred stock in cash for the relevant redemption amount or (iii) if a non-cash change of control, retain their shares of Series A preferred stock. The potential need to redeem the Series A preferred stock at a significant premium could result in an anti-takeover effect. In addition, conversion of the Series A preferred stock could dilute the stock ownership or voting rights of persons seeking to obtain control of the Company and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.
Additionally, any acquisition, investment, sale, disposition or similar transaction (whether of an entity, business, equity interests or assets) that has total consideration (including assumption of liabilities) of at least $250 million (or, when the Company’s market capitalization is $2 billion or greater, has total consideration (including assumption of liabilities) of at least $500 million) will require the vote or consent of at least a majority of the outstanding shares of Series A preferred stock. Accordingly, the Series A preferred stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of a member of the Board of Directors or management.
Election of Directors and Vacancies
Our Bylaws provide that the Board of Directors will consist of up to 12 members, each serving a one-year term. The number of directors is currently fixed at ten. Pursuant to a Securities Purchase Agreement entered into with Blackstone Inc. (“Blackstone”) in connection with the issuance of convertible notes to fund in part the Precoat Transaction, as more fully described in our quarterly and annual filings, Blackstone has the right to nominate one director to serve on our Board of Directors.
Our Bylaws require that, in an uncontested election, each director will be elected by a majority of the votes cast. If a nominee in an uncontested election does not receive a majority of the votes cast, he or she is required to promptly tender a resignation to the Board of Directors that is subject to acceptance or rejection by the Board of Directors within 90 days from the date of the certification of the election results. In the event an election of directors is contested, the voting standard will be a plurality of votes cast.
Each of the director nominees consent to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the shareholders of AZZ as of the Record Date of the Annual Meeting may exercise their discretion to vote for a substitute nominee selected by the Board of Directors.
The Board of Directors is responsible for recommending director candidates for election by the Company’s shareholders and for electing directors to fill vacancies or newly created directorships. The Board of Directors delegates the screening and evaluation process for director candidates to the Company’s Nominating and Corporate Governance Committee who identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board of Directors.
Quorum
The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders except as otherwise provided by law, the Certificate of Formation or the Bylaws. Once a quorum is present, the shareholders may continue to transact business properly brought before the meeting until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present at any meeting of shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy may, by majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting under the notice of the meeting as originally provided. For the purposes of determining the presence of a quorum, abstentions and broker non-votes, as defined in the Bylaws, shall be treated as shares present and entitled to vote.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise prescribed by law or by our Certificate of Formation or the Bylaws, special meetings of the shareholders may be called for any purpose by (i) the Chairman of the Board of Directors (ii) the President, if no Chairman of the Board of Directors has been elected, (iii) the Board of Directors, or (iv) the holders of at least fifteen percent of all of the shares entitled to vote at the meetings. Business transacted at any special meetings shall be confined to the purpose or purposes stated in the notice of the meeting. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by personal delivery by mail or other permissible electronic transmissions, not less than 10 days nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at their address as it appears on the share transfer records of the Company, with postage thereon prepaid. Delivery of any notice of a shareholder meeting to any officer or manager of a corporation, company or association, or to any member of a partnership or limited liability company, shall constitute delivery of the notice to the corporation, company, association or partnership.
AZZ’s Bylaws also provide that unless otherwise restricted by the Certificate of Formation or the Bylaws, any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the prospective committee of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent shall be placed in the minute book.
Amendment to Certificate of Formation and Bylaws
The TBOC provides generally that the affirmative vote of two-thirds of the outstanding stock entitled to vote on amendments to a corporation’s certificate of formation or bylaws is required to approve such amendment, unless a corporation’s certificate of formation or bylaws, as the case may be, requires a greater percentage.

Limitations on Liability and Indemnification of Officers and Directors
The Bylaws state that AZZ shall indemnify to the full extent permitted by law any person who is made or threatened to be made a defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of AZZ or of any other company at the request of AZZ or is or was serving at AZZ’s request as an officer, managing partner or in any other position of authority in the operation of a partnership, limited partnership or joint venture in which AZZ has or had a substantial direct or indirect interest (collectively referred to hereinafter as “Indemnified Persons”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Persons in connection with any such action, suit or proceeding. AZZ shall advance, pay and reimburse (as applicable) expenses to Indemnified Persons to the full extent permitted by law. AZZ may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of AZZ, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of Indemnified Persons against any liability asserted against such persons in their capacities as described above, whether or not AZZ would have the power to indemnify such Indemnified Persons against such liability. Furthermore, no amendment to or rescission of the applicable section of the Bylaws shall affect the rights of any of the Indemnified Persons to indemnification or the advancement, payment or circumstance which occurred before such amendment or rescission.
Exclusive Jurisdiction of Certain Actions
Unless the Company consents in writing to the selection of an alternative forum, the district courts of the State of Texas in Tarrant County shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of AZZ, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of AZZ to AZZ’s shareholders, (c) any action asserting a claim arising pursuant to the TBOC or AZZ’s Certificate of Formation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Texas; provided, however, that, in the event that the district courts of the State of Texas in Tarrant County lack jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Texas in Tarrant County.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
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do not limit the amount of debt securities that we may issue;

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allow us to issue debt securities in one or more series;

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do not require us to issue all of the debt securities of a series at the same time; and

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allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
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the title of the debt securities and whether they are senior or subordinated;

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any limit upon the aggregate principal amount of the debt securities of that series;

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the date or dates on which the principal of the debt securities of the series is payable;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

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the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

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the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

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the right, if any, to extend the interest payment periods and the duration of such extension;

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the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

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our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

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if other than minimum denominations of $1,000 or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

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whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

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any additional or alternative events of default to those set forth in the indenture;

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any additional or alternative covenants to those set forth in the indenture;

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the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

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if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

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the applicability of any guarantees;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

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an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
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default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

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default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

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default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

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bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

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any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
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we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

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all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
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is in conflict with any law or the applicable indenture;

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may involve the trustee in personal liability; or

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may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
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to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

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to comply with the covenant described above under “— Merger, Consolidation or Sale of Assets”;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add events of default for the benefit of the holders of all or any series of debt securities;

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to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

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to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

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to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

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to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination
Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
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either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

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we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase equity or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between AZZ and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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maximum or minimum number of warrants that may be exercised at any time; and

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information with respect to book-entry procedures, if any.

Exercise of the Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, AZZ will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, AZZ will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from AZZ, and for AZZ to sell to the holders, a specified number of shares of common stock at a future date or dates (“Stock Purchase Contracts”). The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.
The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either AZZ’s debt securities or U.S. treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

BOOK-ENTRY ISSUANCE
Unless otherwise specified in the applicable prospectus supplement, we will issue any debt securities offered under this prospectus as “global securities.” In addition, AZZ may issue other securities offered under this prospectus as global securities. We will describe the specific terms for issuing any security as a global security in the prospectus supplement relating to that security.
Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for any global securities. AZZ will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. AZZ will issue one or more fully registered global securities for each issue of securities, each in the aggregate principal, stated amount or number of shares of such issue, and will deposit the global securities with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.
Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of like type, tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to AZZ as soon as possible after the applicable record date.

The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participant and not of DTC, AZZ or the indenture trustee, subject to any statutory or regulatory requirements. Payment of redemption proceeds, principal and any premium, interest or other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of AZZ and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of a security. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights with respect to such beneficial owner’s interest in a global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global securities.
DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to AZZ or, with respect to a debt security, the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to the holders of record.
AZZ may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). AZZ understands, however, that under current industry practices, DTC would notify its participants of AZZ’s decision, but will only withdraw beneficial interests from the global securities at the request of each participant. In that event, certificates for the securities will be printed and delivered to the applicable participants.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the proceeds to AZZ from the sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the offered securities may be listed.

Through Underwriters.   If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.
Through Dealers.   If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Through Agents.   If we use agents in the sale of securities, we may designate one or more agents to sell offered securities.
Directly to Purchasers.   We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.
General Information.   A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.
Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery or forward contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.
We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Baker & McKenzie LLP, Dallas, Texas. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of AZZ incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Precoat Metals (A Business of Sequa Corporation) as of December 31, 2021 and 2020, and for the years then ended, appearing in AZZ’s Form 8-K/A of AZZ Inc. dated May 13, 2022, as amended on July 29, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.